EXHIBIT 99.2

Contacts:
Rajesh C. Shrotriya, M.D., CEO and President	Anna Kazanchyan, M.D.
Spectrum Pharmaceuticals, Inc.	Spectrum Pharmaceuticals, Inc.
(949) 743-9295	(949) 743-9215

Spectrum Pharmaceuticals Announces Filing of its Fourth ANDA; First for an Ophthalmic Drug, with the FDA

— At least two additional ANDAs expected to be filed before the end of 2004

     IRVINE, Calif., September 15, 2004 — Spectrum Pharmaceuticals, Inc. (Nasdaq National Market: SPPI) announced that it has filed an ANDA (Abbreviated New Drug Application) for an ophthalmic (eye care) product with the US Food and Drug Administration (FDA) through the electronic submission process. This is the Company’s first ANDA filing on behalf of FDC Ltd. (Bombay Stock Exchange: FDC) and the second electronic submission (the first being that for the ANDA for carboplatin injection). Under the terms of the December 2003 agreement, FDC will develop and manufacture the product, and Spectrum will be responsible for all regulatory, marketing and distribution matters in the United States.

     “By filing this ANDA, we have achieved yet another one of our stated goals for 2004,” stated Rajesh C. Shrotriya, M.D., Chairman, Chief Executive Officer and President of Spectrum Pharmaceuticals, Inc. “We continue to make excellent progress in implementing our strategy and expanding our drug portfolio, as evidenced by the recent approval of the ANDA for ciprofloxacin and the filing of this ophthalmic ANDA. We continue to expect to file at least two additional ANDAs before the end of the year. Our five-year goal is to have 15-20 generic drugs FDA approved and marketed in the U.S. based on several differentiated platforms for generic products, including tablets, injectable and ophthalmic/otic products. Our focus is on specialty markets, such as ophthalmics and injectables, including oncology drugs, where there is relatively limited competition.”

     Spectrum Pharmaceuticals currently has two ANDAs for fluconazole and carboplatin that are under active review by the FDA.

About Spectrum Pharmaceuticals

     Spectrum Pharmaceuticals is an oncology-focused pharmaceutical company engaged in the business of acquiring, developing and commercializing proprietary drug products which have a primary focus on the treatment of cancer and related disorders as well as generic drug products for various indications. The Company’s lead drug, satraplatin, is a phase 3 oral, anti-cancer drug being co-developed with GPC Biotech AG, and has been granted fast-track status by the United States Food and Drug Administration (FDA). Elsamitrucin, a phase 2 drug, will initially target non-Hodgkin’s lymphoma. EOquin™, a phase 2 drug, is being studied in the treatment of superficial bladder cancer. SPI-153 (formerly, D-63153), a phase 2 drug, is a 4th generation LHRH antagonist with the potential to treat hormone-dependent cancers as well as benign proliferative disorders, such as benign prostatic hypertrophy and endometriosis. In addition, the Company has two Abbreviated New Drug Applications for carboplatin and fluconazole, the generic equivalents of Paraplatin® and Diflucan®, respectively, under active review at the FDA. For additional information, including SEC filings, visit the Company’s web site at www.spectrumpharm.com.

Forward-looking statements
This press release may contain forward-looking statements regarding future events and the future performance of Spectrum Pharmaceuticals that involve risks and uncertainties that could cause actual results to differ materially. These statements include but are not limited to statements that relate to our business and its future, the execution of our business strategy and achievement of our goals, the acquisition of proprietary drug products, filing new ANDAs in 2004 and beyond, our ability to obtain regulatory approval and the sale of our generic drug products, the focus of our generic business and its level of competition,, the progress of implementation of our strategy and expansion of our drug portfolio,, the success of our oncology drug candidates in their initial indications and future indications, and any statements that relate to the intent, belief, plans or expectations of Spectrum or its management, or that are not a statement of historical fact. Risks that could cause actual results to differ include the possibility that our existing and new drug candidates may not prove safe or effective, the possibility that our existing and new drug candidates may not receive approval from the FDA in a timely manner or at all, the possibility that the FDA may not accept our future ANDA filings, the possibility that our existing and new drug candidates, if approved, may not be more effective, safer or more cost efficient than competing drugs, the possibility that price and other competitive pressures may make the marketing and sale of our generic drugs not commercially feasible, the possibility that our efforts to acquire or in-license and develop additional oncology drug candidates may fail, our lack of revenues, our limited experience in establishing strategic alliances, our limited marketing experience, our limited experience with the generic drug industry, our dependence on third parties for clinical trials and other risks that are described in further detail in the Company’s reports filed with the Securities and Exchange Commission.